UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2017

LONG ISLAND ICED TEA CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37808	47-2624098
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

116 Charlotte Avenue, Hicksville, NY 11801

(Address of Principal Executive Offices) (Zip Code)

(855) 542-2832

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

On July 11, 2017, Long Island Iced Tea Corp. (the “Company”) entered into a separation agreement (the “Agreement”) with Richard Allen, the Company’s Chief Financial Officer. Pursuant to the Agreement, Mr. Allen will continue as the Company’s Chief Financial Officer until August 15, 2017. In connection with his transitioning out of such role, under the Agreement, Mr. Allen will receive an additional two months of his base salary and 50% of his target bonus amount, or an aggregate of $61,668, payable in two installments on or about July 18, 2017 and on or about August 22, 2017. In addition, 50% of his unvested stock options will vest immediately and, together with the previously vested portions of such options, together representing the right to purchase an aggregate of 98,820 shares of the Company’s common stock, will remain exercisable until May 15, 2018. The remainder of his options will terminate. Of the surviving options, 18,820 are exercisable at $5.00 per share and 80,000 are exercisable at $4.50 per share. The severance payments are conditioned on Mr. Allen executing a general waiver and release of claims in connection with the signing of the Agreement and on August 15, 2017. The Agreement contains provisions for protection of the Company’s confidential information and certain non-competition restrictions for Mr. Allen.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2017

LONG ISLAND ICED TEA CORP.

By:	/s/ Philip Thomas
Name:	Philip Thomas
Title:	Chief Executive Officer

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